FOR IMMEDIATE RELEASE

WASHINGTON, August 2, 2006 (BUSINESS WIRE) — InPhonic, Inc. (NASDAQ:INPC), a leading online seller of wireless services and products, today reported financial results for second quarter ended June 30, 2006.

Revenue was $95.8 million for the second quarter 2006, compared to $75.2 million for the second quarter 2005. Loss from continuing operations for the second quarter 2006 was ($5.1) million or ($0.14) per basic and diluted share compared to a loss from continuing operations of ($1.2) million for the second quarter of 2005 or ($0.04) per basic and diluted share. Excluding the impact of restructuring costs and acquisition earn out expenses, loss from continuing operations would have been ($2.5) million or ($0.07) per basic and diluted share.

Non-GAAP Adjusted EBITDA for the second quarter 2006 was $4.2 million, compared to non-GAAP Adjusted EBITDA of $3.5 million for the second quarter 2005. Non-GAAP Adjusted EBT for the second quarter 2006 was $3.4 million, or $0.09 per diluted share, compared to non-GAAP Adjusted EBT of $3.1 million, or $0.08 per diluted share for the second quarter 2005.

Adjusted EBITDA is defined as net loss from continuing operations before interest expense, taxes, depreciation and amortization, restructuring costs, other non-recurring costs and stock-based compensation. Adjusted EBT is defined as adjusted EBITDA after deducting depreciation and amortization and adding back the effect of amortization related to acquired software and intangibles and internal software development. Adjusted EBT per basic share is defined as the per share value of Adjusted EBT based on the outstanding common stock. Adjusted EBT per diluted share is defined as the per share value of Adjusted EBT on a fully-diluted basis.

“We are pleased with the financial and operational results for the first half of the year.” InPhonic CEO David A. Steinberg commented, “Our new management additions; Andy Zeinfeld, President of E-commerce, and Brian Curran, Chief Operating Officer, and the existing team continue to impact their respective areas and we expect the combined efforts of InPhonic’s expanded management team will have positive contributions to our financial and operational results over the second half of 2006.”

Mr. Steinberg added, “We continued our migration to a recurring residual-based compensation model with the signing of two new distribution agreements and continue to believe that additional residual agreements may be completed before year end. Because the two new agreements are incremental to our business, there will be no impact to planned point-of-sales revenue. By quarter end, we had approximately 336,000 residual subscribers, more than double the 161,000 residual subscribers at the end of the first quarter of 2006. A growing residual income stream would improve our operating margins over time and provide better visibility into future financial results.”

Recent Operational Highlights:

o	Signed a distribution agreement with Virgin Mobile USA, the nation’s leading wireless youth network, and launched the service across InPhonic’s broad online marketing network.
o	Signed a multi-year agreement to offer Amp’d Mobile products and services across InPhonic’s broad online marketing network.
o	Launched United Airlines’ Mileage Plus® Wireless online store that rewards customers for their purchases of wireless products and services.

o	Signed a multi-year agreement with Staples, Inc. to be the exclusive provider of cellular products and services on Staples.com.
o	Launched new ‘Test Drive’ 100% Customer Satisfaction program designed to increase consumer adoption and satisfaction in buying wireless products and services online.

Business Outlook

The following business outlook is based on current information and expectations as of August 2, 2006. It is currently expected that the outlook will not be updated until the release of InPhonic’s next quarterly earnings announcement, notwithstanding subsequent developments; however, InPhonic may update the outlook or any portion thereof at any time.

	FY 2006	Q3 2006

Revenue (in millions)	$400-$410	$95-$105

Adjusted EBITDA (in millions)	$22-$24	$5-$7

Adjusted EBT per basic and diluted share	$0.58-0.63	$0.10-$0.17

Non-GAAP Financial Measures

A reconciliation between GAAP and Non-GAAP results is shown immediately following the Unaudited Condensed Consolidated Statements of Cash Flows.

The Company believes that the presentation of the above Non-GAAP measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. The Company believes when U.S. GAAP results are viewed in conjunction with these Non-GAAP measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these measures for reviewing the Company’s financial results.

These measures should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company has reconciled Non-GAAP financial measures included in this press release to the nearest GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call

Company management will be holding a conference call today, Thursday, August 2, 2006 at 5:00 PM Eastern Time to discuss its second quarter financial results and provide a Company update.

The conference call can be accessed by the following:

o	800-811-8845 (Domestic) or 913-981-4905(International); passcode 4290898.
o	The replay will be available through August 11, 2006 by dialing 888-203-1112 (Domestic) or 719-457-0820 (International); passcode 4290898.
o	The call will also be available as an audio Webcast. A link to the audio Webcast will be available at http://investor.inphonic.com/
o	An audio Webcast archive following the call will be available at http://investor.inphonic.com/

About InPhonic

Headquartered in Washington, D.C., InPhonic, Inc. (NASDAQ:INPC—News) is a leading online seller of wireless services and products. InPhonic sells these services and products, and provides world-class customer service through websites that it creates and manages for online businesses, national retailers, member-based organizations and associations under their own brands. InPhonic also operates Wirefly (www.wirefly.com), a leading one-stop comparison mobile phones and wireless plans shopping site that has been awarded “Best of the Web” by Forbes magazine and “Best in Overall Customer Experience” by Keynote Performance Systems. InPhonic also delivers a full range of MVNO and mobility solutions to enterprise clients through its Mobile Virtual Network Enablement (MVNE) platform. Among many awards in its history, InPhonic holds the distinction as #1 Company of the Year on the INC. 500 for 2004. For more information on the company, its products and services, visit the InPhonic Corporate Web site at www.inphonic.com.

Forward-Looking Statements—This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including, without limitation, all statements related to future financial performance, plans to grow our business and build our brand. Words such as “expect,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, the strength of our brand, competition, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the Year ended December 31, 2005 and our Quarterly Reports on Forms 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and InPhonic undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Investors:	Press:
InPhonic, Inc.	InPhonic, Inc.
Gary Tiedemann	Tripp Donnelly
VP, Investor Relations	VP, Public Relations
(202) 350-6107	(202) 333-0001
gtiedemann@inphonic.com	tdonnelly@inphonic.com

INPHONIC, INC. & SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Revenue:
Activations and services	$55,452	$77,890	$105,203	$145,025
Equipment	19,774	17,912	38,174	38,148

Total revenue	75,226	95,802	143,377	183,173
Cost of revenue, exclusive of depreciation and amortization:
Activations and services	286	1,065	1,459	1,325
Equipment	41,718	49,883	80,668	97,804

Total cost of revenue	42,004	50,948	82,127	99,129
Operating expenses:
Sales and marketing, exclusive of depreciation and amortization	19,827	27,408	37,325	54,130
General and administrative, exclusive of depreciation and amortization	12,299	16,212	28,577	29,443
Depreciation and amortization	2,142	3,960	3,919	7,443
Settlement and earnout	—	696	—	696
Restructuring costs	245	1,906	394	1,906
Investment write-off	228	—	228	—

Total operating expenses	34,741	50,182	70,443	93,618

Operating loss	(1,519)	(5,328)	(9,193)	(9,574)

Other income (expense):
Interest income	545	547	1,027	1,174
Interest expense	(188)	(288)	(414)	(624)

Total other income	357	259	613	550

Loss from continuing operations	(1,162)	(5,069)	(8,580)	(9,024)

Discontinued operations:
Loss from discontinued operations	(490)	(206)	(66)	(171)

Net loss	$(1,652)	$(5,275)	$(8,646)	$(9,195)

Basic and diluted net loss per share:

Net loss from continuing operations	$(0.04)	$(0.14)	$(0.26)	$(0.25)
Net loss from discontinued operations	(0.01)	(0.01)	(0.00)	(0.01)

Basic and diluted net loss per share	$(0.05)	$(0.15)	$(0.26)	$(0.26)

Basic and diluted weighted average shares outstanding	33,847,007	35,856,253	33,380,156	35,529,454

Unaudited Stock-Based Compensation:	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2005	2006	2005	2006
Sales and marketing	$456	$819	$1,052	$1,538
General and administrative	2,210	2,097	8,555	4,260
Restructuring	—	1,312	—	1,312
Loss from discontinued operations	126	—	189	—

	$2,792	$4,228	$9,796	$7,110

INPHONIC INC, & SUBSIDIARIES

Condensed Consolidated Balance Sheet

(unaudited, in thousands, except share and per share amounts)

	December 31, 2005	June 30, 2006
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$70,783	$47,411
Short-term investments	—	5,000
Accounts receivable, net	34,606	61,366
Inventory, net	17,693	21,147
Prepaid expenses	2,405	4,741
Deferred costs and other current assets	6,823	2,532
Current assets of discontinued operations	2,430	597

Total current assets	134,740	142,794

Restricted cash and cash equivalents	400	—
Property and equipment, net	12,121	16,154
Goodwill	31,140	34,124
Intangible assets, net	12,651	10,721
Deposits and other assets	3,058	6,568

Total assets	$194,110	$210,361

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt and capital leases	$377	$15,384
Accounts payable	29,556	51,524
Accrued expenses and other liabilities	31,588	25,489
Current portion of deferred revenue	13,851	9,858
Current liabilities of discontinued operations	3,130	1,601

Total current liabilities	78,502	103,856
Long term debt and capital lease obligations, net of current maturities	15,474	406
Deferred revenue, net of current portion	284	599

Total liabilities	94,260	104,861

Stockholders’ equity:
Common stock, $0.01 par value
Authorized 200,000,000 shares at December 31, 2005 and June 30, 2006; issued and outstanding 35,232,869 and 36,106,153 shares at December 31, 2005 and June 30, 2006, respectively	353	360
Additional paid-in capital	264,155	278,992
Accumulated deficit	(164,658)	(173,852)

Total stockholders’ equity	99,850	105,500

Total liabilities and stockholders’ equity	$194,110	$210,361

INPHONIC, INC. & SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2005	2006
Cash flows from operating activities:
Net loss	$(8,646)	$(9,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,919	7,443
Non-cash sales and marketing expense	—	135
Non-cash interest expense, net	324	—
Stock-based compensation	9,796	7,110
Non-cash write-off of investment	228	—
Changes in operating assets and liabilities, net of assets and liabilities received from business acquisition:
Accounts receivable	(20,542)	(26,619)
Inventory	(6,931)	(3,454)
Prepaid expenses	(741)	(2,336)
Deferred costs and other assests	164	7,388
Deposits and other assets	(439)	(2,932)
Accounts payable	7,376	21,037
Accrued expenses and other liabilities	4,117	(2,722)
Deferred revenue	2,137	(3,678)

Net cash used in operating activities	(9,238)	(7,823)

Cash flows from investing activities:
Capitalized expenditures, including internal capitalized labor	(6,026)	(8,874)
Cash paid for acquisitions	(6,269)	(3,028)
Cash paid for intangible assets	(2,439)	(193)
Purchase of short-term investments	(17,860)	(5,000)
Proceeds from the sale of assets of discontinued operations	—	1,110
Reduction in restricted cash and cash equivalents	—	400

Net cash used in investing activities	(32,594)	(15,585)

Cash flows from financing activities:
Principal repayments on debt	(146)	(213)
Cash paid for repurchase of common stock	—	(503)
Proceeds from exercise of warrants and options	6,543	752
Net costs of initial public offering	(291)	—

Net cash provided by financing activities	6,106	36

Net decrease in cash and cash equivalents	(35,726)	(23,372)
Cash and cash equivalents, beginning of the period	100,986	70,783

Cash and cash equivalents, end of the period	$65,260	$47,411

Supplemental disclosure of cash flows information:
Cash paid during the period for:
Interest	$90	$263
Income taxes	—	—
Supplemental disclosure of non-cash activities:
Issuance of common stock in business acquisitions	8,209	3,856
Issuance of common stock in intangible asset purchase	1,549	—
Release of funds in escrow related to A1 Wireless acquisition	10,700	—
Issuance of warrant to purchase common stock to vendor	—	3,228
Purchase consideration in accrued liabilites	3,000	—

INPHONIC INC, & SUBSIDIARIES

Reconciliation of non-GAAP measure to nearest comparable GAAP measures

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2005	2006
Adjusted EBITDA and EBT:

Net loss from continuing operations	$(1,162)	$(5,069)
Add back:
Interest expense/(income)	(357)	(259)
Depreciation and amortization	2,142	3,960
Restructuring costs	245	1,906
Settlement and earnout	—	696
Stock -based compensation	2,666	2,916

Adjusted EBITDA	3,534	4,150

Depreciation and amortization adjustments:
Depreciation and amortization	(2,142)	(3,960)
Amortization related to acquired software and intangibles and internal software development	1,742	3,190

Adjusted EBT	$3,134	$3,380

Adjusted EBT per share
Basic	$0.09	$0.09
Diluted	$0.08	$0.09

Basic weighted average shares	33,847,007	35,856,253

Diluted weighted average shares	41,577,271	36,363,062

The prior period financial information has been conformed to the current period presentation. Excluded from the prior period as reported in the second quarter of 2005 are non-recurring expenses, settlement expenses and discontinued operations related to Liberty Wireless that would have increased Adjusted EBITDA to $6.9 million.